UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	March 17, 2017

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 17, 2017, AmTrust Financial Services, Inc. (the “Company”) received written notice from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of the Company’s inability to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Form 10-K”). The notice from Nasdaq has no immediate effect on the listing of the Company’s Common Stock on the Nasdaq. Under the Nasdaq Listing Rules, the Company has until May 16, 2017 to file its Form 10-K or submit a plan to Nasdaq to regain compliance. If the Company is unable to file its Form 10-K prior to May 16, 2017, the Company intends to submit a compliance plan on or prior to that date. If Nasdaq accepts the Company’s plan, Nasdaq can grant an exception of up to 180 calendar days from the filing’s due date, or until September 12, 2017, to regain compliance. The Company may regain compliance at any time during the 180-day period upon filing with the SEC its Form 10-K, and any subsequent periodic filing that is due within the 180-day period. If a plan has to be filed, and Nasdaq does not accept the Company’s plan, the Company will have an opportunity to appeal the decision to a Nasdaq Hearings Panel.

Additionally, on March 17, 2017, the Company received a Filing Delinquency Notification from the New York Stock Exchange (“NYSE”) indicating the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual due to the Company’s inability to timely file its Form 10-K. The notice from NYSE has no immediate effect on the listing of the Company’s Non-Cumulative Preferred Stock Series A-F on the NYSE. The NYSE has informed the Company that, under NYSE rules, the Company has up to six months from March 16, 2017 to file its Form 10-K to regain compliance. If the Company is unable to file its Form 10-K prior to such date, the NYSE may grant, in its sole discretion, an additional six month extension, depending on the specific circumstances. The NYSE notice indicates that NYSE may commence delisting proceedings at any time during the period that is available to complete the filing, if circumstances warrant.

As previously disclosed in its Current Report on Form 8-K, dated March 16, 2017, additional time is needed for the Company to complete its restatement of its previously issued consolidated financial statements for 2014 and 2015 (including for each of the four quarters of 2015) as well as for the first three quarters of 2016 and its assessment of internal controls over financial reporting for the fiscal year ended December 31, 2016, and, as a consequence, for the Company’s auditor to complete its audit procedures and audit of the consolidated financial statements included in the Form 10-K. The Company intends to file the Form 10-K as soon as practicable.

Cautionary Note Regarding Forward-Looking Statements. This Current Report on Form 8-K contains certain forward-looking statements that are intended to be covered by the safe harbors created by The Private Securities Litigation Reform Act of 1995. When we use words such as “anticipate,” “intend,” “plan,” “believe,” “estimate,” “expect,” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include the anticipated timing of filings of restated financials and periodic SEC filings and submissions to the national securities exchanges, and are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, the amounts, timing and prices of any share repurchases made by us under our share repurchase program, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, the impact of known or potential errors or misstatements in our financial statements, our ability to timely and effectively remediate the material weaknesses in our internal control over financial reporting and implement effective internal control over financial reporting and disclosure controls and procedures in the future, our ability to regain compliance with Nasdaq and NYSE continued listing standards and rules, risks associated with conducting business outside the United States, the impact of Brexit, developments relating to existing agreements, disruptions to our business relationships with Maiden Holdings, Ltd. or National General Holdings Corp., breaches in data security or other disruptions with our technology, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in our filings with the SEC, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q. The projections and statements in this report speak only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	March 23, 2017

/s/ Stephen Ungar
Stephen Ungar
Senior Vice President, General Counsel and Secretary